Exhibit 10.1

DEBT SETTLEMENT AND MUTUAL RELEASE

Dated as of June 23, 2026

This Debt Settlement and Mutual Release Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and among (i) Elong Power Holding Limited, a Cayman Islands company (the “Company”), (ii) Xiaodan Liu, a director, the Chief Executive Officer and Chairwoman of the Board of the Company (the “Executive”), and (iii) Gracedan Co., Limited, a Cayman Islands company controlled by the Executive (the “Shareholder”). Each of the Company, the Executive and the Shareholder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company borrowed $1,380,396 from the Executive, to support its business operations, bearing interest at 8% per annum and payable on demand in 2025. As of June 23, 2026, the outstanding balance under this loan amounted to $33,000;

WHEREAS, the Parties now wish to settle $33,000 (the “Debt”) of such payable subject to the terms and conditions as set forth herein;

WHEREAS, the Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation S under the Securities Act (or a successor rule) (“Regulation S”) promulgated by the United States Securities and Exchange Commission under the Securities Act; and

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Cancellation and Release of Debt. Effective as of the Effective Date, the Parties acknowledge and agree that the Debt is hereby cancelled in all respects and shall be of no further force or effect and, to the extent payable, shall be deemed paid in full. The Executive represents and warrants that the Debt represents the total amount due or possibly due to the Executive by the Company and there are no other loans or amounts due to the Executive by the Company.

2.	Issuance of Shares. Subject to the approval by the Board of Directors and the Audit Committee of the Board of Directors of the Company, the Company agrees to issue 33,881 Class B ordinary shares of the Company (the “Shares”), valued at $0.974 per share, the closing price of the Company’s Class A ordinary shares as of June 22, 2026, to the Shareholder or its assignee(s) or designee(s). The Shares, when issued pursuant to the terms hereof, will be duly authorized, fully paid, non-assessable. The Shares shall be endorsed with the following restrictive legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS OR APPLICABLE EXCEPTIONS THEREFROM.”

3.	Mutual Release. Upon completion of the requirement contained in Section 2 hereof, the Parties, on behalf of themselves and their respective direct or indirect predecessors, successors, parent companies, divisions, subsidiaries, agents, affiliates, subrogees, insurers, trustees, trusts, administrators, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, and the respective consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, owners of any of the foregoing (collectively, in such capacity, the “Releasors”), in consideration of completion of the items contained in Section 1 above, hereby remise, release, acquit and forever discharge the other Party and their agents, transferees, consultants, employees, legal counsel, successors, assigns, successors in interest of assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, legal representatives, personal representatives and any firm, trust, corporation or partnership (collectively, in such capacity, the “Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments, professional liability actions, and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Parties ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the other Party, from the beginning of time up to and including the date hereof. The releases contained in this Agreement shall not operate to release obligations under this Agreement.

4.	Status. At the time that each of the Executive and the Shareholder was offered the Shares, it was not, and as of the date hereof it is not, an “U.S. Person” within the meaning of Regulation S.

5.	Full Satisfaction. Upon issuance of the Shares to the Shareholder, any and all amounts owing by the Company to the Executive as of the date of such payment shall be deemed fully satisfied.

6.	No Action. The Parties covenant and agree not to commence or prosecute any action or proceeding against the other Party based on any claims released by the Parties pursuant hereto.

7.	Choice of Law. This Agreement and any documents to be executed in connection herewith shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

8.	Amendments; Modifications; Counterparts. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature has been delivered.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date.

The Company:

Elong Power Holding Limited

By:	/s/ Yue Liu
Name:	Yue Liu
Title:	Chief Financial Officer

The Executive:

By:	/s/ Xiaodan Liu
Name:	Xiaodan Liu

The Shareholder:

Gracedan Co., Limited

By:	/s/ Xiaodan Liu
Name:	Xiaodan Liu
Title:	Director